EXHIBIT (23.3)


   CONSENT OF INDEPENDENT AUDITORS


   We consent to the incorporation by reference in this Registration Statement of WPL Holdings, Inc. on Form S-3 of our reports dated
   January 30, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Interstate Power Company, a Delaware corporation, for the year ended December 31, 1996, as amended by the Form 10-K/A filed on March 26, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                      Deloitte & Touche LLP




   May 5, 1997
   Davenport, Iowa